UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

996 190th Avenue
Woodstock, Minnesota	56186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 777-4310

MH & SC, Incorporated
3505 Castlegate Court
Lexington, Kentucky 40502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01, 5.01, 5.02 and 5.03. Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers/Amendments to Articles of Incorporation or By-Laws

On June 24, 2008, we acquired all of the outstanding shares of common stock of two related companies, Juhl Energy Development, Inc., a Minnesota corporation (“Juhl Energy”), and DanMar and Associates, Inc., a Minnesota corporation (“DanMar”), in exchange for 15,250,000 shares of our common stock, par value $.0001 per share. As a result, Juhl Energy and DanMar are now our wholly-owned subsidiaries. The transaction is referred to in this current report as the exchange transaction.

As a result of the exchange transaction, we are now engaged in the development of community wind power in various small communities in the Midwestern United States and Canada, with the ultimate goal of building medium-scale wind farms jointly owned with local communities and farm owners. The wind farms are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry. Since 2003, Juhl Energy and DanMar have developed 11 wind farms, accounting for more than 117 megawatts of wind power, that currently operate in the midwest region of the United States. At the time of the exchange transaction, Juhl Energy and DanMar were engaged in various aspects of the development of 16 wind farms totaling an additional 400 megawatts of community wind power systems.

Before the exchange transaction, our corporate name was MH & SC, Incorporated and our trading symbol was MHSC.OB. Concurrently with the exchange transaction, we changed our corporate name to Juhl Wind, Inc. and have requested a change of our trading symbol. As a result of the exchange transaction, Juhl Energy and DanMar became our wholly-owned subsidiaries, with the former stockholders of Juhl Energy and DanMar acquiring 15,250,000 shares of our common stock. Both Juhl Energy and DanMar were controlled by Daniel J. Juhl, their founder and our new Chairman and Chief Executive Officer. The exchange transaction was consummated pursuant to a Securities Exchange Agreement, dated June 24, 2008, between us, and Juhl Energy and DanMar and, for certain limited purposes, the former stockholders of Juhl Energy and DanMar.

Concurrently with the closing of the exchange transaction, we completed a private placement to two institutional investors and two other accredited investors of units consisting of shares of our newly-created series A convertible preferred stock, par value $.0001 per share, and detachable five-year class A, class B and class C warrants to purchase shares of our common stock at an exercise price of $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. In total, we sold 5,160,000 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and class A, class B and class C warrants to each purchase 2,580,000 shares of common stock, or an aggregate of 7,740,000 shares of common stock. We received gross proceeds of $5,160,000 in consideration for the sale of the units, $4,560,000 from Vision Opportunity Master Fund, Ltd., $500,000 from Daybreak Special Situation Fund, L.P. and $100,000 from Bruce Meyers and Imtiaz Khan.

Concurrently with the closing of the exchange transaction and the private placement, we cancelled 3,765,000 shares of our common stock held by Vision Opportunity Master Fund. Following the closing of the exchange transaction, pursuant to a purchase and sale agreement, we sold all of the outstanding membership interests of our wholly-owned subsidiary, My Health & Safety Supply Company, LLC, an Indiana limited liability company, to Mr. Heitz in full satisfaction of related party advances made by him to us in the principal amount of $121,000, plus accrued but unpaid interest. We determined that this business was incidental to our new wind energy business.

We are filing this Current Report on Form 8-K for the purpose of providing summary information regarding the exchange and the private placement. We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03 and 9.01 of that form within the time periods permitted.

The Exchange Transaction

At the closing of the exchange transaction, the two former beneficial stockholders of Juhl Energy and DanMar received shares of our common stock for outstanding shares of common stock of Juhl Energy and DanMar held by them.  As a result, at the closing of the exchange transaction, we issued an aggregate of 15,250,000 shares of our common stock to the former stockholders of Juhl Energy and DanMar, representing approximately 60.6% of our outstanding shares of common stock, inclusive of 5,160,000 shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in our concurrent private placement. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between us and Juhl Energy and DanMar and their respective stockholders.

The shares of our common stock issued to former holders of Juhl Energy and DanMar common stock in connection with the exchange and the shares of our series A convertible preferred stock and warrants issued in the private placement were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares contain a legend stating the same.

Changes Resulting from the Exchange Transaction. We intend to carry on Juhl Energy’s and DanMar’s wind energy business as our sole line of business. We have relocated our executive offices to those of Juhl Energy at 996 190th Avenue, Woodstock, Minnesota 56186. Our new telephone number is (507) 777-4310, fax number is (507) 562-8091, and corporate website is www.juhlwind.com. The contents of our website are not part of this current report.

Our pre-exchange transaction stockholders who held registered shares eligible for sale on the bulletin board exchange will not be required to exchange their existing MH&SC stock certificates for new certificates of Juhl Wind, since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the exchange transaction.

Change of Board Composition and Executive Officers. Prior to the closing of the exchange transaction and private placement, our board of directors was composed only of Cory Heitz. On June 24, 2008, immediately following the exchange transaction, Mr. Heitz resigned as our director, and Daniel J. Juhl and John P. Mitola became directors of our company and . All directors hold office until the next annual meeting of stockholders and the election and qualification of their respective successors. We expect Edward C. Hurley to become our third director shortly following the closing of the exchange transaction.

Prior to the closing of the exchange transaction and private placement, Cory Heitz was our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Heitz resigned from all of the offices that he held effective on June 24, 2008.

On June 24, 2008, our board of directors named the following persons as our new executive officers: Daniel J. Juhl - Chairman of the Board and Chief Executive Officer, John P. Mitola - President, and Jeffrey C. Paulson - General Counsel, Vice President and Secretary. Officers are elected annually by our board of directors and serve at the discretion of our board. We are currently in the process of identifying a new Chief Financial Officer. Mr. Mitola will serve in that capacity until a new Chief Financial Officer is hired.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Following the closing of the exchange transaction, we approved the grant of stock options to John Mitola in conjunction with his employment agreement to purchase up to 500,000 shares of our common stock.

Amendments to Certificate of Incorporation. In connection with the exchange transaction, our board of directors and stockholders approved and filed a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State on June 20, 2008, thereby changing our corporate name to Juhl Wind, Inc. The certificate of amendment additionally (a) amended our capital stock provisions to provide for the authority to issue 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share, and (b) added an indemnification provision for the benefit of our directors, in compliance with Section 174 of the General Corporation Law of the State of Delaware. On June 24, 2008, we also filed a Certificate of Designation of Rights, Preferences and Limitations to establish a class of 5,160,000 shares of series A 8% convertible preferred stock. A copy of the certificate of amendment to our certificate of incorporation and a copy of the certificate of designation are filed as exhibits to this Report.

Concurrent Private Placement

Concurrently with the closing of the exchange transaction, we completed a private placement to two institutional investors and two other accredited investors of units consisting of shares of our newly-created series A convertible preferred stock, par value $.0001 per share, and detachable, five-year class A, class B and class C warrants to purchase shares of our common stock at an exercise price of $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. In total, we sold 5,160,000 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and class A, class B and class C warrants to each purchase 2,580,000 shares of common stock, or an aggregate of 7,740,000 shares of common stock. We received gross proceeds of $5,160,000 in consideration for the sale of the units.

Disposition of Wholly-Owned Subsidiary

Following the closing of the exchange transaction, pursuant to a purchase and sale agreement, we sold all of the outstanding membership interests of our wholly-owned subsidiary, My Health & Safety Supply Company, LLC, an Indiana limited liability company, to Cory Heitz, our sole director and Chief Executive Officer prior to the exchange transaction, in full satisfaction of related party advances made by him to us in the principal amount of $121,000, plus accrued but unpaid interest. We determined that this business was incidental to our new wind energy business.

Item 9.01. Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1
Securities Exchange Agreement, dated June 24, 2008, between MH & SC, Incorporated, and Juhl Energy Development, Inc. and DanMar and Associates, Inc., and, for certain limited purposes, their respective stockholders.

3.1
Certificate of Amendment to Certificate of Incorporation amending, among other things, the name of MH & SC, Incorporated to Juhl Wind, Inc., effective June 24, 2008, with the Delaware Secretary of State.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock of Juhl Wind, Inc. filed June 24, 2008, with the Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2008	JUHL WIND, INC.

	By:	/s/ Daniel J. Juhl
Daniel J. Juhl
Chairman and Chief Executive Officer